SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                              FORM 8-K


                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported) January 27, 1995


                     FLEET FINANCIAL GROUP,INC.

        (Exact name of registrant as specified in its charter)


                             RHODE ISLAND

            (State or other jurisdiction of incorporation)


           1-6366                               05-0341324

  (Commission File Number)           (IRS Employer Identification No.)


          50 Kennedy Plaza, Providence, Rhode Island      02903
          (Address of principal executive offices)      (Zip Code)


   Registrant's telephone number, including area code:  401-278-5800




      (Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 27, 1995, Registrant consummated the merger of NBB Bancorp, Inc. ("NBB") with and into the Registrant. As a result of the merger, each NBB stockholder has the right to receive, for each share of NBB common stock held by such stockholder, except for shares held by dissenting shareholders or shares held by the Registrant or its subsidiaries or by NBB or its subsidiaries (other than in both cases shares held in a fiduciary capacity or as a result of debts previously contracted), either 1.457 shares of the Common Stock, $1.00 par value (including the associated preferred share purchase rights), of the Registrant ("Fleet Common Stock") or $48.50 in cash. In addition, each NBB stockholder has the right to receive
        .280 warrants to purchase Fleet Common Stock (the
        "Warrants").

        Fleet issued 6,165,912 shares of Fleet Common Stock in the merger. The determination of whether an NBB stockholder will receive Fleet Common Stock or cash, or a combination of both, will depend on (i) the stated preferences of NBB stockholders and (ii) allocation procedures to be followed by the Registrant if the total number of shares of NBB common stock held by NBB stockholders who have elected to receive Fleet Common Stock does not equal 4,231,923, calculated by dividing the 6,165,912 shares of Fleet Common Stock issued in the Merger by 1.457.

        Each Warrant entitles the holder thereof to purchase Fleet Common Stock at $43.875 per share at any time during the five-year period commencing on January 27, 1996 and ending January 26, 2001.

Item 7. Financial Statements and Exhibits.

   (a)  Financial Statements

        Not applicable

   (b)  Pro Forma Financial Statements

        Not applicable

   (c)  Exhibits

   The following exhibits are filed as part of this report:

    (4)(a)   Warrant Agreement dated January 27, 1995 between
             Registrant and Fleet National Bank, as Warrant Agent.

    (4)(b)   Specimen Warrant Certificate (included as Exhibit A to
             Exhibit 4(a) above).

    (12) Statement of Computation of Ratios (for consolidated ratios of earnings to fixed charges contained in the Prospectus Supplement dated January 30, 1995)
             (incorporated by reference to the Registrant's Current Report on Form 8-K dated October 21, 1994).

                          SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                 FLEET FINANCIAL GROUP, INC.
                                      Registrant


                                 By  /s/William C. Mutterperl
                                      William C. Mutterperl
                                      Senior Vice President
                                        and General Counsel


Date:  January 27, 1995